INSTRUMENT OF GRANT OF NONQUALIFIED STOCK OPTION

INSTRUMENT OF GRANT dated as of the 31st day of January, 2008 from Discovery Technologies, Inc., a Nevada corporation (the “Company”), to Mr. Yu Hao (the “Optionee”).

WITNESSETH:

WHEREAS, the Company has, on the date of this Instrument of Grant, granted Optionee a nonqualified stock option to purchase from the Company shares of the Company’s common stock, par value $.001 per share (“Common Stock”);

WHEREFORE, the Company does hereby grant to the Optionee the following option:

1.  Stock Option. Subject to the terms and conditions set forth in this Instrument of Grant, the Company hereby grants to the Optionee a non-qualified stock option (the “Option”) to purchase from the Company thirty thousand shares (the “Optioned Shares”) of Common Stock at an exercise price (the “Exercise Price”) of three and 25/100 dollars ($3.25) per share, being not less than the fair market value per share on the date of this Instrument of Grant.

2.  Exercise Period. The Option shall become immediately exercisable in full, and shall expire and terminate at 5:00 P.M. Eastern time on January 30, 2011 (the “Exercise Period”); provided, however, that if such date is a day on which banks in the State of New York are authorized or permitted to be closed, then the Exercise Period shall end at 5:00 P.M. Eastern time on the next day which is not such a day.

3.  Termination. This Option shall terminate, and Optionee shall have no further rights under this Option, at the expiration of the Exercise Period; provided, however, that in the event of the Optionee’s death, this Option may be exercised by his legal representative, to the extent exercisable on the date of Optionee’s death, for the balance of the Exercise Period.

4.  Manner of Exercise.

(a)  The Option shall be exercised by written notice of exercise in the form of Exhibit A to this Instrument of Grant addressed to the Company and signed by the Optionee and delivered to the Company along with this Instrument of Grant and payment in full of the Exercise Price of the Optioned Shares as to which the Option is being exercised. If the Option is exercised in part only, the Company will either issue a new Instrument of Grant with respect to the unexercised portion of the Option or shall make a notation on this Instrument of Grant reflecting the partial exercise.

(b)  The Exercise Price is payable by certified or official bank check or by personal check; provided, however, that no Optioned Shares shall be issued to Optionee until the Company has been advised by its bank that the check has cleared.

(c)  The Option may also be exercised by the delivery to the Company of shares of Common Stock having a fair market value, as of the date of exercise, equal to the Exercise Price of the Optioned Shares to the extent that the Option is being exercised.

(d)  In lieu of delivery of the cash price or stock consideration for the option exercise, the Optionee shall have the right, at its option, from time to time or times during the Exercise Period, elect to exercise the Option through a “cashless exercise,” in which the Optionee shall be entitled to purchase the shares based on the following formula:

X = Y [(A-B)/A]

where:

X = the number of shares the Optionee is to receive as the result of option exercise.

Y = the number of Optioned Shares.

A = the arithmetic average of the closing prices for the five trading days immediately prior to (but not including) the exercise date.

B = the Exercise Price

(e)   (i)  In the event of the merger or consolidation of the Company with or into any corporation or other entity or in the event of the sale by the Company of all or substantially all of its business and assets followed by a distribution of assets to the stockholders in connection with a liquidation or partial liquidation of the Company or in the event of a similar transaction (each a “Merger Transaction”), prior to the expiration of this Option, this Option shall be converted into the consideration payable with respect to the Common Stock in the Merger Transaction (the “Merger Consideration”) as follows.

(ii)  The Optionee shall receive Merger Consideration having a value equal to the appreciation, if any, of this Option. The appreciation of this Option shall be determined by multiplying the number of shares subject to this Option by the difference between (i) the value of the Merger Consideration payable with respect to one share of Common Stock and (ii) the Exercise Price of this Option. If the value of the Merger Consideration shall be equal to or less than the Exercise Price, this Option shall not be converted into Merger Consideration, but shall terminate, to the extent not exercised, at the effective time of the Merger Transaction.

(iii)  The consideration payable to the Optionee shall be in the same form as the Merger Consideration. If the Merger Consideration shall consist of both cash and non-cash consideration, the consideration payable upon conversion of this Option shall be a combination of cash and non-cash consideration in the same proportion as the Merger Consideration is payable to the holders of the Common Stock.

(iv)  If and to the extent that the Merger Consideration is other than cash, the value of the non-cash Merger Consideration shall be determined in good faith by the Company’s Board of Directors, and the Company shall promptly advise the Optionee of such determination. If the Optionee disagrees with the determination of the Board of Directors, the Optionee shall have the right to exercise this Option by paying the Exercise Price as provided in Section 4(b) (c) or (d) of this Instrument of Grant prior to the effectiveness of the Merger Transaction. If the Option is not exercised prior to the effectiveness of the Merger Transaction, the Option shall be automatically converted or terminated, as the case may be, as provided in this Section 4(e).

(f)  The Optioned Shares, when issued upon exercise of the Option, will be duly and validly authorized and issued, fully paid and non-assessable.

(g)  In connection with any exercise of this Option, the Optionee shall, contemporaneously with the exercise of this Option, to the extent required by law, pay or provide for payment of any withholding taxes due as a result of such exercise.

5.  Adjustment Provisions. The number of shares of Common Stock subject to the Option and the Exercise Price shall be adjusted in accordance with generally accepted accounting principles in the event of a stock dividend, stock split, stock distribution, reverse split or other combination of shares, recapitalization or otherwise, which affects the Common Stock.

6.  Transferability. The Option is not transferable by the Optionee except that, in the event of Optionee’s death or incompetence, the Option may be exercised by Optionee’s legal representative or by the persons to whom the Option is transferred by will or the laws of descent and distribution.

7.  No Rights As a Stockholder. The Optionee shall have no interest in and shall not be entitled to any voting rights or any dividend or other rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of this Option prior to the exercise of this Option and payment of the Exercise Price of the Optioned Shares.

8.  No Rights to Continued Service. Nothing in this Instrument of Grant shall be constructed as an employment or consulting agreement.

9.  Legality. Anything in this Option to the contrary notwithstanding, the Optionee agrees that he or she will not exercise the Option, and that the Company will not be obligated to issue any shares of Common Stock pursuant to this Option, if the exercise of the Option or the issuance of such shares shall constitute a violation by the Optionee or by the Company of any provisions of any law or of any regulation of any governmental authority. Any determination by the Board of Directors or the Compensation Committee (the “Committee”) of the Board of Directors, if appointed, shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with such law or regulation. The Optionee understands that, unless the issuance of the Optioned Shares is registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the Optioned Shares, if and when issued, will be restricted securities, as defined in Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act. The Company shall not be required to issue any Optional Shares if the issuance thereof is not permitted pursuant to the Securities Act or if the Optioned Shares are not registered pursuant to the Securities Act.

10.  Action by Company. The existence of the Option shall not effect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapi-talization, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.  Interpretation. As a condition of the granting of the Option, the Optionee and each person who succeeds to the Optionee’s rights hereunder, agrees that any dispute or disagreement which shall arise under or as a result of or pursuant to this Option shall be determined by the Committee in its sole discretion and that any interpretation by the Committee of the terms of this Instrument of Grant shall be final, binding and conclusive. If no Committee is acting, its functions shall be performed by the Board of Directors, and each reference in this Option to the Committee shall, in that event, be deemed to refer to the Board of Directors.

12.  Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and any be delivered personally or by mail, postage prepaid, addressed as follows: to the Company, at 3rd Floor, Borough A, Block A. No.181, South Taibai Road, Xi’an, Shaanxi Province, PRC 710065, Attention: Chief Financial Officer, or at such other address as the Company, by notice, may designate in writing from time to time; to the Optionee, at the address shown on the records of the Company or at such other address as the Optionee, by notice to the Company, may designate in writing from time to time.

[Signatures on following page]

IN WITNESS WHEREOF, the Company has executed this Instrument of Grant as of the date first above written.

DISCOVERY TECHNOLOGIES, INC.

By:	/s/
Name: Tao Li
President and Chief Executive Officer

Optionee:

By:	/s/
Yu Hao

(Address)

Exhibit A

EXERCISE FORM

DISCOVERY TECHNOLOGIES, INC.

The undersigned _______________, pursuant to the provisions of the within Instrument of Grant dated as of January 31, 2008, hereby elects to exercise _____ Options covered by the Instrument of Grant

Dated: _________________	Signature

Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Optionee on the date of Exercise: _________________________

The undersigned intends that payment of the Exercise Price shall be made as (check one):

Cash Exercise_______

Cashless Exercise_______

If the Optionee has elected a Cash Exercise, the Optionee shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Instrument of Grant.

If the Option has elected a Cashless Exercise, a certificate shall be issued to the Optionee for the number of shares equal to that as calculated pursuant to Section 4(d) of the Instrument of Grant.